Exhibit 99.1

April 22, 2015

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2015 FIRST QUARTER FINANCIAL RESULTS

•	129 consecutive quarters of profitability

•	Net income for quarter ended March 31, 2015 was $2.2 million compared to $2.1 million for most recent quarter

•	Efficiency ratio improved to 70.7%, compared to 71.2% for most recent quarter

•	Noninterest income increased 17.6% compared to same quarter in 2014

•	Loans increased 7.6% since March 31, 2014

•	Non-performing assets to total assets remain at low levels, 0.71% at March 31, 2015

CANFIELD, Ohio (April 22, 2015) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended March 31, 2015.

Net income for the three months ended March 31, 2015 was $2.2 million, or $0.12 per diluted share, which compares to $2.2 million, or $0.12 per diluted share for the first quarter ended March 31, 2014. In comparing the first quarter’s results to the most recent previous quarter, net income of $2.2 million increased 3% compared to $2.1 million for the quarter ended December 31, 2014.

Kevin J. Helmick, President and CEO, stated, “We are pleased with our improvement in net income for the quarter ended March 31, 2015. The increase in earnings is a result of the growth of our loan portfolio, the continued improvement in our level of noninterest income and stable asset quality. We have also experienced an increase in our net interest margin, mainly as a result of lower funding costs.”

2015 First Quarter Financial Highlights

•	Loan growth

Total loans were $673.8 million at March 31, 2015, compared to $626.2 million at March 31, 2014. This represents an increase of 7.6%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial and residential real estate loan portfolios. Loans comprised 62.5% of the Bank’s average earning assets in 2015, an improvement compared to 58.2% in 2014. This improvement has resulted in a 2.8% increase in tax equated loan income from the first quarter of 2014 to the same quarter in 2015.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.71%. Early stage delinquencies also continue to remain at low levels, at $4.3 million or 0.64% of total loans at March 31, 2015. The allowance to non-performing loans ratio improved from 86.97% at March 31, 2014 to 97.28% at March 31, 2015.

•	Net interest margin

The net interest margin for the quarter ended March 31, 2015 was 3.64%, an 8 basis points increase from the quarter ended March 31, 2014. In comparing the first quarter of 2015 to the same quarter in 2014, asset yields decreased 1 basis point, while the cost of interest-bearing liabilities decreased 7 basis points.

•	Noninterest income

Noninterest income increased 17.6% to $4.0 million for the quarter ended March 31, 2015 compared to $3.4 million in 2014. Trust fees increased $150 thousand or 10% and retirement plan consulting fees also increased $140 thousand or 38.5% in the current year’s quarter compared to the same quarter in 2014. Investment commissions also increased $104 thousand or 54% in comparing the same two quarters.

2015 Outlook

Mr. Helmick added, “We are excited about our recently announced merger with National Bancshares Corporation. We believe that the combination of our Company with National Bancshares, a strong community bank headquartered in Orrville, Ohio, will create a top-performing Midwest community bank that has the scale, product depth and efficiencies to compete effectively and deliver best-in-class service to our combined customers, while creating long-term value for our shareholders. This transaction is an important step in the long-term strategy to expand our footprint and enhance profitability.”

Important Additional Information About the Merger.

In connection with the proposed merger, Farmers has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement and a Farmers prospectus, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF FARMERS AND NATIONAL BANCSHARES AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE FINAL EFFECTIVE REGISTRATION STATEMENT ON FORM S-4, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, NATIONAL BANCSHARES, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

The respective directors and executive officers of Farmers and National Bancshares and other persons may be deemed to be participants in the solicitation of proxies from shareholders of Farmers and National Bancshares with respect to the proposed merger. Information regarding the directors and executive officers of Farmers is available in its proxy statement filed with the SEC on March 13, 2015. Information regarding directors and executive officers of National Bancshares is available on its website at http://www.discoverfirstnational.com/. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus to be included in the Registration Statement on Form S-4 and other relevant materials filed with the SEC when they become available.

Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents filed with the SEC by Farmers through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Farmers will be available free of charge on Farmers’ website at https://www.farmersbankgroup.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with more than $1.1 billion in Banking assets and $1 billion in Trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 19 banking locations in Mahoning, Trumbull, Columbiana, Stark and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Total interest income	$9,999	$10,321	$10,413	$10,118	$10,063
Total interest expense	1,007	1,078	1,128	1,166	1,207

Net interest income	8,992	9,243	9,285	8,952	8,856
Provision for loan losses	450	825	425	300	330
Other income	4,037	4,193	3,880	3,797	3,433
Other expense	9,751	9,867	9,776	9,378	9,141

Income before income taxes	2,828	2,744	2,964	3,071	2,818
Income taxes	617	597	688	720	627

Net income	$2,211	$2,147	$2,276	$2,351	$2,191

Average shares outstanding	18,409	18,436	18,706	18,781	18,778
Pre-tax pre-provision income	$3,278	$3,569	$3,389	$3,371	$3,148
Basic and diluted earnings per share	0.12	0.12	0.12	0.13	0.12
Cash dividends	552	552	559	563	563
Cash dividends per share	0.03	0.03	0.03	0.03	0.03
Performance Ratios
Net Interest Margin (Annualized)	3.64%	3.63%	3.58%	3.54%	3.56%
Efficiency Ratio (Tax equivalent basis)	70.71%	71.20%	70.17%	69.68%	69.87%
Return on Average Assets (Annualized)	0.79%	0.75%	0.79%	0.83%	0.78%
Return on Average Equity (Annualized)	7.14%	6.91%	7.37%	7.85%	7.65%
Dividends to Net Income	24.97%	25.71%	24.56%	23.95%	25.70%

Consolidated Statements of Financial Condition

	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	March 31, 2014
Assets
Cash and cash equivalents	$26,929	$27,428	$28,294	$28,070	$29,333
Securities available for sale	369,919	389,829	404,895	409,285	427,625
Loans held for sale	146	511	895	275	1,026
Loans	673,784	663,852	646,981	637,774	626,186
Less allowance for loan losses	7,723	7,632	7,333	7,356	7,387

Net Loans	666,061	656,220	639,648	630,418	618,799

Other assets	70,596	62,979	66,007	65,238	64,217

Total Assets	$1,133,651	$1,136,967	$1,139,739	$1,133,286	$1,141,000

Liabilities and Stockholders’ Equity
Deposits	$909,408	$915,703	$913,000	$907,443	$923,033
Other interest-bearing liabilities	80,338	87,517	90,649	93,807	92,815
Other liabilities	17,134	10,187	14,689	11,016	7,829

Total liabilities	1,006,328	1,013,407	1,018,338	1,012,266	1,023,677
Stockholders’ Equity	126,771	123,560	121,401	121,020	117,323

Total Liabilities and Stockholders’ Equity	$1,133,651	$1,136,967	$1,139,739	$1,133,286	$1,141,000

Period-end shares outstanding	18,409	18,409	18,559	18,781	18,781
Book value per share	$6.89	$6.71	$6.54	$6.44	$6.25
Tangible book value per share	6.42	6.23	6.02	5.91	5.71
Capital and Liquidity
Tier 1 Common Capital Ratio (a)	14.26%	N/A	N/A	N/A	N/A
Total Capital to Risk Weighted Assets (a)	15.22%	16.48%	16.54%	16.60%	16.51%
Tier 1 Capital to Risk Weighted Assets (a)	14.26%	15.43%	15.52%	15.57%	15.47%
Tier 1 Capital to Average Assets (a)	10.26%	10.03%	9.89%	9.87%	9.73%
Equity to Asset Ratio	11.18%	10.87%	10.65%	10.68%	10.28%
Tangible Common Equity Ratio	10.50%	10.17%	9.88%	9.89%	9.48%
Net Loans to Assets	58.75%	57.72%	56.12%	55.63%	54.23%
Loans to Deposits	74.09%	72.50%	70.86%	70.28%	67.84%
Asset Quality
Non-performing loans	$7,939	$8,481	$7,219	$8,140	$8,494
Other Real Estate Owned	144	148	381	352	174
Non-performing assets	8,083	8,629	7,600	8,492	8,668
Loans 30 - 89 days delinquent	4,344	5,426	4,938	3,460	2,473
Charged-off loans	618	891	756	650	836
Recoveries	259	365	308	319	325
Net Charge-offs	359	526	448	331	511
Annualized Net Charge-offs to Average Net Loans Outstanding	0.22%	0.33%	0.28%	0.21%	0.34%
Allowance for Loan Losses to Total Loans	1.15%	1.15%	1.13%	1.15%	1.18%
Non-performing Loans to Total Loans	1.18%	1.28%	1.12%	1.28%	1.36%
Allowance to Non-performing Loans	97.28%	89.99%	101.58%	90.37%	86.97%
Non-performing Assets to Total Assets	0.71%	0.76%	0.67%	0.75%	0.76%

(a)	March 31, 2015 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Stockholders’ Equity	$126,771	$123,560	$121,401	$121,020	$117,323
Less Goodwill and other intangibles	8,646	8,813	9,768	9,960	10,151

Tangible Common Equity	$118,125	$114,747	$111,633	$111,060	$107,172

Reconciliation of Total Assets to Tangible Assets

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Total Assets	$1,133,651	$1,136,967	$1,139,739	$1,133,286	$1,141,000
Less Goodwill and other intangibles	8,646	8,813	9,768	9,960	10,151

Tangible Assets	$1,125,005	$1,128,154	$1,129,971	$1,123,326	$1,130,849

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Income before income taxes	$2,828	$2,744	$2,964	$3,071	$2,818
Provision for loan losses	450	825	425	300	330

Pre-tax, pre-provision income	$3,278	$3,569	$3,389	$3,371	$3,148